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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


         Date of Report (Date of earliest event reported): MAY 30, 1996



                        CABOT SAFETY HOLDINGS CORPORATION
               (Exact name of Registrant as specified in charter)



          DELAWARE                     0-26942                13-3840450
- ----------------------------   ------------------------     -------------------
(State or other jurisdiction   (Commission file number)     (IRS employer
      of incorporation)                                      identification no.)


       ONE WASHINGTON MALL, EIGHTH FLOOR, BOSTON, MASSACHUSETTS 02108-2610
       -------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (617) 371-4200
                                 --------------
              (Registrant's telephone number, including area code)



                        There are 7 pages in this Report.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Peltor
- ---------------------

         On May 30, 1996, the Company, through one of its subsidiaries, acquired all issued and outstanding capital stock of Peltor Holding AB, a Swedish corporation ("Peltor"), from Active I Malmo AB of Malmo, Sweden, and certain of its subsidiaries, for approximately $86.0 million, subject to possible decrease based on changes in Peltor's net worth and working capital after December 31, 1995. The Company financed the Peltor acquisition using additional borrowings under its bank facilities.

         Peltor was founded in the early 1950s and is the world's leading manufacturer of ear muff hearing protection devices, including specialty muffs capable of two-way radio frequency communications. Peltor markets its products worldwide through safety and industrial distributors to industry, government, military and recreational markets. Its sales for the year ended December 31,1995 were approximately $41 million. Peltor is based in Varnamo, Sweden, has manufacturing facilities in Sweden, Rhode Island and Germany and has sales offices in Scandinavia, Germany, France, England, and the United States. Mr. Leif Palmaer, the President of Peltor, and Mr. Leif Anderzon, the Executive Vice President of Peltor, who have been the principal operating officers of Peltor since 1981, will continue in the same capacities.

         Peltor manufactures, assembles and sells a broad line of ear muffs, hard caps/visors, noise attenuation headsets and wireless and hardwire communication headsets. Peltor's products serve a variety of end user markets where protection from harmful high and low frequency noise is sought or the need for easy communication in noisy or remote environments exists, such as in the construction, heavy machinery, airport, forestry, textile and mining industries. Peltor has recently focused on the high-end communications market, which has recently grown faster than the market for traditional ear muffs. Peltor's leadership position in innovation and product quality was attested by the selection of its ear muff products as the basis for the new, pan-European standards for ear muff hearing protection.


ITEM 5.  OTHER EVENTS
         ------------

Election of New Director
- ------------------------

         On May 27, 1996, Samuel L. Hayes, III, was elected a director of the Company and its wholly-owned subsidiary, Cabot Safety Corporation. Since 1971, Professor Hayes has taught at the Harvard Business School, and he currently holds the Jacob H. Schiff Chair in Investment Banking. His teaching and research have focused on the capital markets and

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corporate financial management. Professor Hayes is also a director of Tiffany &
Co., Ernst Home Centers, and certain Eaton Vance mutual funds.


Change of Name
- --------------

         On May 29, 1996, the Company changed its name from Cabot Safety Holdings Corporation to Aearo Corporation.


Amended and Restated Credit Agreement
- -------------------------------------

         On May 29, 1996, the Company entered into an amended and restated credit agreement (the "Amended Credit Agreement") with Bankers Trust Company, as administrative agent, to provide for additional borrowings to finance the acquisition of Peltor. The Amended Credit Agreement provides for (a) a secured term loan facility consisting of an A tranche and a B tranche providing for up to $90 million of A term loans and $50 million of B term loans (collectively, the "Term Loans") (a portion of the A tranche is denominated in an equivalent amount of foreign currencies) and (b) a secured revolving credit facility (the "Revolving Credit Facility") providing for up to $25 million of revolving loans (a portion of which may be denominated in foreign currencies) for general corporate purposes and, as to $15 million thereof, to finance permitted acquisitions. As part of the Revolving Credit Facility, the Amended Credit Agreement provides for the issuance of letters of credit in an aggregate face amount of up to $5 million. The full amount of the Term Loans and no advances under the Revolving Credit Facility were outstanding immediately after giving effect to the acquisition of Peltor. The Term Loans will amortize quarterly over a seven-year period as follows: $2.0 million for the balance of fiscal 1996; $8.2 million in fiscal 1997; $10.6 million in fiscal 1998; $13.0 million in fiscal 1999; $16.0 million in fiscal 2000; $20.7 million in fiscal 2001; $34.4 million in fiscal 2002; and $35.25 million in fiscal 2003. Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed. Loans and letters of credit under the Revolving Credit Facility will be available at any time prior to the maturity of the Term Loans.

         The Company will be required to make mandatory prepayments of loans, and letters of credit will be mandatorily reduced, in amounts and at times subject to exceptions to be agreed upon, (a) in respect of 75% of consolidated excess cash flow, or 50% if there is no default and if a certain leverage ratio is met (after giving effect to debt service on senior and subordinated debt),
(b) in respect of 100% of the net cash proceeds from the sale or other disposition of certain assets by the Company and (c) in respect of 100% of the net cash proceeds from the issuance of debt or equity securities by the Company, provided: (i) that the Company may make permitted acquisitions and capital expenditures, subject to certain dollar limits; (ii) that the proceeds received from an offering of common stock occurring on or prior to December 31, 1996 may be used either to pay down senior subordinated notes pursuant to the so called

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"IPO clawback" provisions thereof or redeemable preferred stock, so long as the first $25 million of such proceeds are used either to redeem senior subordinated notes or to repay in part the Term Loans; (iii) that with respect to any other equity issuance, $20 million may be used for permitted acquisitions; (iv) that the Company may incur certain permitted indebtedness subordinated to the bank debt of up to $25 million; and (v) that up to $15 million in excess cash flow may be used to repay the senior subordinated notes. At the Company's option, loans may be voluntarily prepaid, and revolving loan commitments and letter of credit outstandings may be permanently reduced, in whole or in part, at any time in certain minimum amounts.

         At the Company's option, the interest rates per annum applicable to the loans are either an adjusted rate based on the London Interbank Offered Rate plus a margin of (x) 2.25% in the case of A Term Loans and Revolving Loans and
(y) 2.75% in the case of B Term Loans, or the Base Rate (as defined herein) plus a margin of (x) 1.00% in the case of A Term Loans and Revolving Loans and (y) 1.50% in the case of B Term Loans (in the case of A Term and Revolving Loans, these margins shall be decreased if the Company, on a consolidated basis, achieves certain leverage ratios). The Base Rate is the higher of Bankers Trust Company's announced prime lending rate and the Overnight Federal Funds rate plus 0.50%. The Company must pay certain fees in connection with the credit facilities, including a commitment fee (ranging from 0.375% to 0.50%) on the undrawn portion of the commitments in respect of the Revolving Credit Facility based upon the Company's leverage ratio, and fees relating to the issuance of letters of credit.

         The Amended Credit Agreement contains a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into leases, investments or acquisitions, engage in mergers or consolidations, make capital expenditures, create subsidiaries, issue capital stock or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Amended Credit Agreement the Company is required to comply with specified financial ratios and tests, including a minimum fixed charge coverage ratio, a minimum interest coverage ratio, a maximum leverage ratio and a maximum capital expenditures test. The Amended Credit Agreement also contains provisions that prohibit modifications to the terms of the senior subordinated notes and prohibit the Company from refinancing the senior subordinated notes, in each case, without the consent of the lenders or as otherwise provided for in the Amended Credit Agreement.


Registration Statement with respect to Initial Public Offering of Common Stock
- ------------------------------------------------------------------------------

         On June 3, 1996, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the offering of 5,500,000 shares of common stock (plus 825,000 shares to cover

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over-allotments, if any) through an underwriting group led by Goldman, Sachs &
Co. and Donaldson, Lufkin, & Jenrette Securities Corporation. The net proceeds from the proposed offering, estimated to be approximately $70.3 million, will be used as follows: (i) approximately $39.4 million will be used to redeem up to $35.0 million principal amount of 12 1/2% senior subordinated notes due 2005 of the Company's wholly-owned subsidiary Cabot Safety Corporation, (ii) approximately $25.3 million will be used to retire outstanding shares of the Company's 12 1/2% redeemable preferred stock, and (iii) the balance will be used to reduce bank debt.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired
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                  At the time of filing of this Form 8-K it is impracticable for the Company to provide financial statements of Peltor Holding AB for the periods specified in Rule 3-05(b) of Regulation
                  S-X. Such financial statements will be filed by amendment not later than August 13, 1996, in accordance with Item 7, paragraph (a)(4) of Form 8-K.

         (b)      Pro Forma Financial Information
                  -------------------------------

                  At the time of filing of this Form 8-K it is impracticable for the Company to provide the pro forma financial information that would be required pursuant to Article 11 of Regulation S-X with respect to the acquisition by the Company of Peltor Holding AB. Such financial information will be filed by amendment not later than August 13, 1996, in accordance with
                  Item 7, paragraph (b)(2) of Form 8-K.


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         (c)      Exhibits
                  --------

                  2.1 Stock Purchase Agreement by and among Cabot Safety Corporation, Peltor Holding AB, Leif Palmaer Invest AB, Leif Anderzon AB and Active I Malmo AB, dated May 25, 1996, as amended May 15, 1996.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 1996               CABOT SAFETY HOLDINGS CORPORATION




                                  /s/ Mark V.B. Tremallo
                                  ---------------------------------------------
                                  Mark V.B. Tremallo
                                  Vice President, General Counsel and Secretary



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